Exhibit T3F

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310 (a) (1)	6.07
(a) (2)	6.07
(a) (3)	N.A.
(a) (4)	N.A.
(b)	6.08
(c)	N.A.
311 (a)	N.A.
(b)	N.A.
(c)	N.A
312 (a)	3.05
(b) (1)	7.01
(c) (2)	7.01
313 (a)	7.02
(b) (1)	N.A.
(b) (2)	N.A.
(c)	6.01(a), 7.02
(d)	7.02
314 (a)	10.09
(b)	13.02, 1.03
(c) (1)	13.04
(c) (2)	13.04
(c) (3)	N.A.
(d)	N.A.
(e)	1.03
(f)	N.A.
315 (a)	6.01(c)
(b)	6.01(a)
(c)	6.01(b)
(d)	6.01(d)
(e)	5.15
316 (a) (last sentence)	1.01
(a) (1) (A)	6.01(d)(3)
(a) (1) (B)	5.13
(a) (2)	N.A.
(b)	9.02
(c)	1.05(d)
317 (a) (1)	5.03
(a) (2)	5.04
(b)	6.05
318 (a)	1.02

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.